SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, 3rd Floor
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On June 13, 2007, Carriage Cemetery Services of Idaho, Inc., a wholly-owned subsidiary of Carriage Services, Inc., (together referred to as “Carriage”) entered into a Stock Purchase Agreement and acquired all the capital stock of Cloverdale Park, Inc (“Cloverdale”) in Boise, Idaho in exchange for a cash payment at closing in the amount of $9.0 million. In connection with the acquisition, Carriage assumed $0.8 million in bank debt of Cloverdale, which Carriage paid off at closing. Cloverdale consists of a combination funeral home, crematory and cemetery business which does business as Cloverdale Funeral Home and Memorial Park, and a cemetery business, Terrace Lawn Memorial Gardens.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Date: June 13, 2007	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer